UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2016

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

55 N. Arizona Place, Suite 310
Chandler, AZ 85225
 (Address of principal executive offices) (zip code)

(866) 622-4261
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 15, 2016, Mobivity Holdings Corp., a Nevada corporation (the “Company”), acquired all of the outstanding capital stock of LiveLenz Inc., a Nova Scotia corporation (“LiveLenz”), pursuant to an agreement dated January 15, 2016 among the Company and the stockholders of LiveLenz.  Pursuant to the agreement, the Company acquired all of the capital stock of LiveLenz in consideration of the Company’s issuance of 1,000,000 shares (“Consideration Shares”) of its $0.001 par value common stock to the LiveLenz stockholders and the Company’s issuance of an additional 15,000 share of its common stock in satisfaction of certain liabilities of LiveLenz. The agreement includes customary representations, warranties, and covenants by the Company and the LiveLenz stockholders, including the LiveLenz stockholders’ agreement to indemnify the Company against certain claims or losses resulting from certain breaches of representations, warranties or covenants by the LiveLenz stockholders in the agreement.

Pursuant to the agreement, the LiveLenz stockholders have agreed to adjust the number of Consideration Shares downward based on LiveLenz’ working capital as of the closing and in the event of any claims for indemnification by the Company.  The LiveLenz stockholders have agreed that 100% of the Consideration Shares will be escrowed for a period of 18 month and subject to forfeiture based on indemnification claims of the Company or the final determination of LiveLenz’ working capital as of the closing date.

The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned agreement contained in Exhibit 10.1, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 15, 2016, the Company completed its acquisition of all of the outstanding capital stock of LiveLenz Inc. pursuant to an agreement dated January 15, 2016 among the Company and the stockholders of LiveLenz.  The terms of the acquisition are reported in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

On January 15, 2016, the Company issued 1,015,000 shares of its common stock in connection with its acquisition of all of the outstanding capital stock of LiveLenz.  The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) thereunder.  There were no commissions paid by the Company in connection with the issuance of the shares to the stockholders of LiveLenz.

 Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description	Method of Filing

10.1	Agreement dated January 15, 2016 among the Registrant and the stockholders of LiveLenz Inc.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY HOLDINGS CORP.

January 22, 2016	By:	/s/ Dennis Becker
Dennis Becker, Chief Executive Officer